Exhibit 99.1
SentinelOne Announces Second Quarter Fiscal Year 2027 Financial Results
Revenue grew 21% year-over-year to $292 million, exceeding guidance
ARR grew 22% year-over-year to $1.218 billion
Raising Revenue and Operating Income Outlook for Fiscal Year 2027
MOUNTAIN VIEW, Calif. – August 27, 2026 – SentinelOne, Inc. (NYSE: S) today announced financial results for the second quarter of fiscal year 2027 ended July 31, 2026.
“Our Q2 performance demonstrates strong progress across every dimension of our business – a top-tier growth profile, accelerating platform adoption, and undisputed technology leadership for both AI for Security and Security for AI,” said Tomer Weingarten, CEO of SentinelOne. “AI is transforming the way software is built, businesses are operated, and cybersecurity is delivered. With AI-native runtime protection fundamental to the Singularity platform’s architecture, SentinelOne is uniquely positioned to lead the future of AI cybersecurity.”
“Q2 was an exceptional quarter of execution and demonstrated the power of our platform model. We exceeded all top and bottom line guided metrics, achieved record profitability and are raising our revenue and operating income outlook for fiscal year 2027,” said Sonalee Parekh, CFO of SentinelOne. “We are scaling the business with discipline, investing in key AI growth opportunities while driving substantial operating leverage.”
Second Quarter Fiscal Year 2027 Highlights
(All metrics are compared to the second quarter of fiscal year 2026 unless otherwise noted)

•Total revenue grew 21% to $292 million, compared to $242 million.

•Annualized recurring revenue (ARR) grew 22% to $1,218 million as of July 31, 2026.

•Customers with ARR of $100,000 or more grew 13% to 1,715 as of July 31, 2026.

•Gross margin: GAAP gross margin was 72%, compared to 75%. Non-GAAP gross margin was 77%, compared to 79%.

•Operating margin: GAAP operating margin was (31)%, compared to (33)%. Non-GAAP operating margin was 10%, compared to 2%.

•Net income (loss) margin: GAAP net loss margin was (32)%, compared to (30)%. Non-GAAP net income margin was 10%, compared to 5%.

•Earnings per share: GAAP diluted earnings per share was $(0.27), compared to $(0.22). Non-GAAP diluted earnings per share was $0.08, compared to $0.04.

•Cash, cash equivalents, and investments were $813 million as of July 31, 2026.

Financial Outlook
We are providing the following guidance for the third quarter of fiscal year 2027, and for fiscal year 2027 (ending January 31, 2027).

	Q3 Fiscal Year 2027 Guidance	Fiscal Year 2027 Guidance
Revenue	$309 - 311 million	$1.202 - 1.207 billion
Non-GAAP operating income	$38 - 40 million	$124 - 128 million
Non-GAAP diluted earnings per share (EPS)	$0.08 - 0.09	$0.30 - 0.32
Diluted weighted average shares outstanding	370 million	361 million
Non-GAAP tax rate	17%	17%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges, gains and losses on strategic investments, and certain discrete tax expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP operating income, non-GAAP EPS and diluted weighted average shares outstanding is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the second quarter of fiscal year 2027 and outlook for the third quarter of fiscal year 2027 and full fiscal year 2027 today, August 27, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, product innovation and technological development, competitive position, and future financial and operating performance, including our financial outlook for the third quarter of fiscal year 2027 and our full fiscal year 2027; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.
There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents impacting us; actual or perceived defects, errors or vulnerabilities in our platform; our ability to successfully integrate any acquisitions and strategic investments; risks associated with managing our rapid growth; the growing prevalence of artificial intelligence (AI) and sophistication of AI models; general global, political, economic, and macroeconomic climate, including but not limited to, the changes in U.S. federal spending and policies, including government shutdowns, significant political or regulatory developments or changes in trade policy, actual or perceived instability in the banking industry; supply chain disruptions; a potential recession, inflation, and interest rate volatility; geopolitical conflicts around the world; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers’ IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K, dated March 19, 2026, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow and adjusted free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to severance payments, employee benefits, stock-based compensation, contract termination charges, and asset impairment charges related to facilities. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Provision for income taxes
Certain discrete tax items that are not indicative of our core operating performance are excluded from our non-GAAP results. During the six months ended July 31, 2026, these items primarily consist of interest expense accrued on our liability under the final Assessment Agreement (the Agreement) entered into with the Israeli Tax Authority (ITA). These exclusions provide investors with a clearer view of our underlying financial results and facilitate meaningful comparisons across reporting periods.

Effective in the first quarter of fiscal year 2027, we adopted a 17% non-GAAP tax rate for current and future reporting periods. This rate is subject to change based on shifts in our geographic earnings mix or changes in applicable tax law.

Dilutive shares applying the treasury stock method
During periods in which we incur a net loss under a GAAP basis, we exclude certain potential common stock equivalents from our GAAP diluted shares because their effect would have been anti-dilutive. In periods where we have net income on a non-GAAP basis, these common stock equivalents would have been dilutive. Accordingly, we have included the impact of these common stock equivalents in the calculation of our non-GAAP diluted net income per share applying the treasury stock method.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Margin and Non-GAAP Net Income Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow and Adjusted Free Cash Flow
We define free cash flow as cash (used in) provided by operating activities less purchases of property and equipment and capitalized internal-use software costs. We define adjusted free cash flow as free cash flow, excluding the impact of discrete cash income tax payments relating to the Agreement entered into with the ITA. We believe free cash flow and adjusted free cash flow are useful indicators of liquidity that provide our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription, consumption, and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription, consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.

Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Contact:
Investor Relations:
Saad Nazir
investors@sentinelone.com

Press:
Craig VerColen
press@sentinelone.com

Source: SentinelOne
NYSE: S
Category: Investors

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$200,951	$169,627
Short-term investments	454,297	459,041
Accounts receivable, net	219,893	289,079
Deferred contract acquisition costs, current	72,549	70,981
Prepaid expenses and other current assets	50,641	61,857
Total current assets	998,331	1,050,585
Property and equipment, net	88,663	84,008
Long-term investments	157,998	140,898
Deferred contract acquisition costs, non-current	86,016	89,659
Intangible assets, net	108,145	129,548
Goodwill	912,671	912,671
Other assets	29,637	30,733
Total assets	$2,381,461	$2,438,102
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,933	$10,299
Accrued payroll and benefits	85,387	79,006
Deferred revenue, current	500,547	549,790
Accrued expenses and other current liabilities	93,922	117,260
Total current liabilities	688,789	756,355
Deferred revenue, non-current	77,014	83,277
Other liabilities	167,154	161,325
Total liabilities	932,957	1,000,957
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	34	33
Class B common stock	1	1
Additional paid-in capital	3,695,877	3,513,017
Accumulated other comprehensive income	376	2,314
Accumulated deficit	(2,247,784)	(2,078,220)
Total stockholders’ equity	1,448,504	1,437,145
Total liabilities and stockholders’ equity	$2,381,461	$2,438,102

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue	$291,981	$242,183	$568,638	$471,212
Cost of revenue(1)	81,563	60,474	159,528	117,006
Gross profit	210,418	181,709	409,110	354,206
Operating expenses:
Research and development(1)	96,882	79,091	192,652	151,344
Sales and marketing(1)	123,545	127,879	255,656	261,760
General and administrative(1)	56,327	51,474	106,824	100,153
Restructuring(1)	24,425	3,883	24,457	9,050
Total operating expenses	301,179	262,327	579,589	522,307
Loss from operations	(90,761)	(80,618)	(170,479)	(168,101)
Interest income, net	6,151	12,196	12,978	24,486
Other income (expense), net	(2,414)	(327)	76	165
Loss before income taxes	(87,024)	(68,749)	(157,425)	(143,450)
Provision for income taxes	6,376	3,270	12,139	136,762
Net loss	$(93,400)	$(72,019)	$(169,564)	$(280,212)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.27)	$(0.22)	$(0.50)	$(0.85)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	341,527,623	330,938,421	339,301,479	329,481,933

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$6,199	$5,399	$12,094	$10,064
Research and development	28,401	24,289	57,349	45,230
Sales and marketing	21,472	21,338	41,757	44,253
General and administrative	25,221	22,858	44,982	43,028
Restructuring	10,821	—	10,821	(36)
Total stock-based compensation expense	$92,114	$73,884	$167,003	$142,539

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2026	2025
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(169,564)	$(280,212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,808	23,117
Amortization of deferred contract acquisition costs	41,149	37,507
Non-cash operating lease costs	2,178	2,120
Stock-based compensation expense	167,003	142,539
Change in fair value of derivative instruments and related foreign currency loss on tax liabilities, net	2,438	—
Net (gain) loss on strategic investments	(5,058)	3
Accretion of discounts, and amortization of premiums on investments, net	(1,223)	(4,856)
Asset impairment charges	502	2,176
Other	361	277
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	68,823	56,409
Prepaid expenses and other assets	(1,259)	3,159
Deferred contract acquisition costs	(39,074)	(36,076)
Accounts payable	(1,022)	1,547
Accrued expenses and other liabilities	(16,921)	144,040
Accrued payroll and benefits	6,381	(13,063)
Operating lease liabilities	(3,068)	(2,119)
Deferred revenue	(55,506)	(25,337)
Net cash provided by operating activities	31,948	51,231
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(494)	(410)
Purchases of intangible assets	(112)	(100)
Capitalization of internal-use software	(13,975)	(12,525)
Purchases of investments	(260,446)	(208,090)
Proceeds from sales, maturities and return of capital of investments	252,003	286,767
Cash paid for acquisitions, net of cash acquired	(952)	—
Net cash (used in) provided by investing activities	(23,976)	65,642
CASH FLOW FROM FINANCING ACTIVITIES:
Repurchases of common stock	—	(52,693)
Proceeds from exercise of stock options	3,148	15,229
Proceeds from issuance of common stock under the employee stock purchase plan	7,512	9,065
Net cash provided by (used in) financing activities	10,660	(28,399)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	18,632	88,474
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	196,158	193,302
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$214,790	$281,776

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenue reconciliation:
GAAP cost of revenue	$81,563	$60,474	$159,528	$117,006
Stock-based compensation expense	(6,199)	(5,399)	(12,094)	(10,064)
Employer payroll tax on employee stock transactions	(202)	(187)	(433)	(417)
Amortization of acquired intangible assets	(8,227)	(4,195)	(16,186)	(8,254)
Acquisition-related compensation	(5)	(17)	(10)	(37)
Non-GAAP cost of revenue	$66,930	$50,676	$130,805	$98,234

Gross profit reconciliation:
GAAP gross profit	$210,418	$181,709	$409,110	$354,206
Stock-based compensation expense	6,199	5,399	12,094	10,064
Employer payroll tax on employee stock transactions	202	187	433	417
Amortization of acquired intangible assets	8,227	4,195	16,186	8,254
Acquisition-related compensation	5	17	10	37
Non-GAAP gross profit	$225,051	$191,507	$437,833	$372,978

Gross margin reconciliation:
GAAP gross margin	72%	75%	72%	75%
Stock-based compensation expense	2%	2%	2%	2%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	3%	2%	3%	2%
Acquisition-related compensation	—%	—%	—%	—%
Non-GAAP gross margin	77%	79%	77%	79%

Research and development expense reconciliation:
GAAP research and development expense	$96,882	$79,091	$192,652	$151,344
Stock-based compensation expense	(28,401)	(24,289)	(57,349)	(45,230)
Employer payroll tax on employee stock transactions	(277)	(211)	(668)	(742)
Acquisition-related compensation	(2,321)	(667)	(4,560)	(1,341)
Non-GAAP research and development expense	$65,883	$53,924	$130,075	$104,031

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$123,545	$127,879	$255,656	$261,760
Stock-based compensation expense	(21,472)	(21,338)	(41,757)	(44,253)
Employer payroll tax on employee stock transactions	(620)	(487)	(1,091)	(1,179)
Amortization of acquired intangible assets	(2,553)	(2,253)	(5,022)	(4,433)
Acquisition-related compensation	(1,023)	(8)	(2,102)	(25)
Non-GAAP sales and marketing expense	$97,877	$103,793	$205,684	$211,870

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

General and administrative expense reconciliation:
GAAP general and administrative expense	$56,327	$51,474	$106,824	$100,153
Stock-based compensation expense	(25,221)	(22,858)	(44,982)	(43,028)
Employer payroll tax on employee stock transactions	(343)	(202)	(841)	(1,497)
Non-GAAP general and administrative expense	$30,763	$28,414	$61,001	$55,628

Restructuring expense reconciliation:
GAAP restructuring expense	$24,425	$3,883	$24,457	$9,050
Stock-based compensation expense	(10,821)	—	(10,821)	36
Other restructuring charges	(13,604)	(3,883)	(13,636)	(9,086)
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(90,761)	$(80,618)	$(170,479)	$(168,101)
Stock-based compensation expense	92,114	73,884	167,003	142,539
Employer payroll tax on employee stock transactions	1,442	1,087	3,033	3,835
Amortization of acquired intangible assets	10,780	6,448	21,208	12,687
Acquisition-related compensation	3,349	692	6,672	1,403
Other restructuring charges	13,604	3,883	13,636	9,086
Non-GAAP operating income	$30,528	$5,376	$41,073	$1,449

Operating margin reconciliation:
GAAP operating margin	(31)%	(33)%	(30)%	(36)%
Stock-based compensation expense	32%	31%	29%	30%
Employer payroll tax on employee stock transactions	—%	—%	1%	1%
Amortization of acquired intangible assets	4%	3%	4%	3%
Acquisition-related compensation	1%	—%	1%	—%
Other restructuring charges	5%	2%	2%	2%
Non-GAAP operating margin*	10%	2%	7%	—%

Provision for income taxes reconciliation:
GAAP provision for income taxes	$6,376	$3,270	$12,139	$136,762
Income tax adjustments	(534)	—	(3,798)	(131,283)
Non-GAAP provision for income taxes (1)	$5,842	$3,270	$8,341	$5,479

Net income (loss) reconciliation:
GAAP net loss	$(93,400)	$(72,019)	$(169,564)	$(280,212)
Stock-based compensation expense	92,114	73,884	167,003	142,539
Employer payroll tax on employee stock transactions	1,442	1,087	3,033	3,835

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Amortization of acquired intangible assets	10,780	6,448	21,208	12,687
Acquisition-related compensation	3,349	692	6,672	1,403
Other restructuring charges	13,604	3,883	13,636	9,086
Net (gain) loss on strategic investments	50	(795)	(5,058)	(792)
Provision for income taxes (1)	534	—	3,798	131,283
Non-GAAP net income	$28,473	$13,180	$40,728	$19,829

Net income (loss) margin reconciliation:
GAAP net loss margin	(32)%	(30)%	(30)%	(59)%
Stock-based compensation expense	32%	31%	29%	30%
Employer payroll tax on employee stock transactions	—%	—%	1%	1%
Amortization of acquired intangible assets	4%	3%	4%	3%
Acquisition-related compensation	1%	—%	1%	—%
Other restructuring charges	5%	2%	2%	2%
Net (gain) loss on strategic investments	—%	—%	(1)%	—%
Provision for income taxes (1)	—%	—%	1%	28%
Non-GAAP net income margin*	10%	5%	7%	4%

GAAP basic and diluted shares	341,527,623	330,938,421	339,301,479	329,481,933
Dilutive shares under the treasury stock method	14,370,524	9,074,635	9,685,516	10,212,588
Non-GAAP diluted shares	355,898,147	340,013,056	348,986,995	339,694,521

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.27)	$(0.22)	$(0.50)	$(0.85)
Stock-based compensation expense	0.26	0.22	0.48	0.42
Employer payroll tax on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangible assets	0.03	0.02	0.06	0.04
Acquisition-related compensation	0.01	—	0.02	—
Other restructuring charges	0.04	0.01	0.04	0.03
Net (gain) loss on strategic investments	—	—	(0.01)	—
Provision for income taxes (1)	—	—	0.01	0.39
Adjustment to fully diluted earnings per share (2)	0.01	0.01	0.01	0.02
Non-GAAP net income per share, diluted	$0.08	$0.04	$0.12	$0.06

*Certain figures may not sum due to rounding.
(1) Effective in the first quarter of fiscal year 2027, we adopted a long-term projected non-GAAP tax rate of 17% to calculate non-GAAP net income. The projected rate reflects our expectations of its long-term tax structure and jurisdictional mix of income.
(2) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash (used in) provided by operating activities to free cash flow and adjusted free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP net cash (used in) provided by operating activities	$(6,545)	$(1,043)	$31,948	$51,231
Less: Purchases of property and equipment	(70)	(264)	(494)	(410)
Less: Capitalized internal-use software	(6,621)	(5,841)	(13,975)	(12,525)
Free cash flow	(13,236)	(7,148)	17,479	38,296
Add: Cash income tax payments relating to the ITA Agreement	—	—	30,658	—
Adjusted free cash flow	$(13,236)	$(7,148)	$48,137	$38,296

Net cash provided by (used in) investing activities	$39,909	$131,234	$(23,976)	$65,642

Net cash provided by (used in) financing activities	$9,778	$(40,676)	$10,660	$(28,399)

Operating cash flow margin	(2)%	0%	6%	11%
Free cash flow margin	(5)%	(3)%	3%	8%
Adjusted free cash flow margin	(5)%	(3)%	8%	8%